UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2025, Eterna Therapeutics Inc. (the “Company”) issued a promissory note with an aggregate principal amount of $750,000 (the “Promissory Note”) to Charles Cherington. The Promissory Note accrues interest at a rate of 5.0% per annum, payable at maturity. Mr. Cherington owns approximately 32% of the Company’s outstanding shares of common stock and is also the holder of the Company’s outstanding promissory note in the amount of $1,500,000 issued on March 11, 2025.

The Promissory Note matures on earliest of (a) June 15, 2025, (b) the first business day on which the Company has received aggregate proceeds of greater than $5 million in respect of the issuance of its capital stock, warrants for the purchase of its capital stock and/or indebtedness convertible into its capital stock during the period following the date of the Promissory Note and (c) the date on which all amounts under the Promissory Note shall become due and payable pursuant to an event of default under the Promissory Note.

All payments made under the Promissory Note shall be applied first to the payment of any fees or charges outstanding thereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Promissory Note. If any amount payable under the Promissory Note is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the default rate of 7.0% per annum from the date of such non-payment until such amount is paid in full, payable on demand. The Company received the $750,000 pursuant to the Promissory Note on March 21, 2025.

The Promissory Note provides for customary events of default which include, among others, the following: the Company’s failure to pay any amounts due to the holder of the Promissory Note when due, breaches of any representation or warranty, the Company’s failure to pay any of its indebtedness (other than indebtedness under the Promissory Note) in an aggregate amount in excess of $50,000 when due and such failure continues after the applicable grace period, and certain events of bankruptcy. Generally, if an event of default occurs and is continuing under the Promissory Note, the holder thereof may require the Company to repay all amounts due under the Promissory Note, including accrued and unpaid interest, immediately.

The information set forth above is qualified in its entirety by reference to the Promissory Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Promissory Note contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note dated March 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: March 24, 2025	By:	/s/ Sanjeev Luther
Sanjeev Luther President and Chief Executive Officer

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